CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND
RIGHTS

                          OF

          CLASS F REDEEMABLE PREFERRED STOCK


                          OF

        THE AEGIS CONSUMER FUNDING GROUP, INC.


     The Aegis Consumer Funding Group, Inc., a Delaware corporation (the "Corporation"), hereby certifies that (i) no shares of its Class F Redeemable Preferred Stock have been issued and (ii) pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Corporation's Board of Directors has duly adopted the following resolution stating the voting powers, designations, preferences, and relative, participating, optional, and other special rights of the shares of each such series, and the qualifications, limitations, or restrictions thereof:

     RESOLVED, that a series of the authorized preferred stock, par value $.10 per share, of the Corporation be created hereby, and that the designations and amounts thereof and the voting powers, preferences, and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof, are as follows:

     1. Designations and Numbers of Shares. Two thousand one hundred (2,100) shares of the Class F Redeemable Preferred Stock of the Corporation are hereby constituted as a series of preferred stock, $.10 par value per share, stated value $1,000 per share (the "Stated Value"), and designated as "Class F Redeemable Preferred Stock"
(hereinafter called the "Class F Preferred Stock").


     2.   Dividends and Distributions.

          (a) The holders of the Class F Preferred Stock shall be entitled to preferential cash dividends with respect thereto at the rate of 12% of the Stated Value thereof per annum, payable ratably per share of Class F Preferred Stock outstanding if, as and when declared by the board of directors of the Corporation or any duly authorized committee of that board (the "Board of Directors") out of funds legally available for the payment thereof. Such preferential dividends shall accrue daily from the date of issuance and shall be payable on the 1st day of May and November, or if any such dividend payment date is a Saturday, Sunday or legal holiday, then on the next day which is not a Saturday, Sunday or legal holiday.

          (b) Dividends on the Class F Preferred Stock shall be cumulative so that if, for any dividend accrual period, cash dividends in the amount specified in paragraph (a) of this
     Section 2 are not declared and paid or set aside for payment, the amount of accrued but unpaid dividends shall accumulate, and such accrued but unpaid dividends shall be added to the preferential cash dividends payable for subsequent dividend accrual periods. Accrued but unpaid dividends shall not bear interest.

          (c) Whenever dividends or distributions payable on the Class F Preferred Stock, as provided in this Section 2, are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Class F Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class F Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquida-

               tion, dissolution or winding up) with the Class F Preferred Stock except dividends or distributions paid ratably on the Class F Preferred Stock and all such parity stock on which dividends or distributions are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem, retire or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class F Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Class F Preferred Stock; or


          (iv) purchase or otherwise acquire for consideration any shares of Class F Preferred Stock, or any shares of stock ranking on a parity with the Class F Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

3.   Redemption.

          3.1  Redemption at Option of Holder.  The
     holders of the Class F Preferred Stock or any of them may, at any time or from time to time, cause the Corporation to redeem any or all of the shares of Preferred Stock held by them (each date being set for redemption being referred to herein as a "Redemption Date"), at a price payable, at the Corporation's option, with (i) that number of shares of the common stock, par value $.01 per share (the "Common Stock"), of the Corporation equal to the number determined by dividing the aggregate Stated Value with respect to the shares of Class F Preferred Stock being redeemed by the Redemption Value (as defined below) or (ii) cash in an amount equal to the aggregate market price on the Calculation Date (as defined below) of the shares of Common Stock referenced in clause (i) above (the "Redemption Price"); provided, however, that if there shall be an insufficient number of authorized shares of Common Stock available for the Corporation to effect a redemption pursuant to clause (i) above, the Corporation may then redeem the shares of Preferred
     Stock by the payment of (x) that number of shares of Common Stock then available for issuance plus (y) shares of a series of convertible preferred stock (the "New Preferred Stock") to be designated by the Corporation's Board of Directors, that shall (I) as nearly as possible have the same rights and other attributes as the Common Stock into which such shares of New Preferred Stock are convertible pursuant to clause (II) below, and (II) be automatically convertible, upon amending the Corporation's certificate of incorporation to provide for sufficient authorization, into that number of shares of Common Stock which, when added to the number of shares of Common Stock being issued pursuant to clause (x) above, shall equal the number of shares that would have been issued upon redemption of such Class F Preferred Stock pursuant to clause (i) above. For purposes of the preceding sentence and Section 3.3 hereof, the market price of a share of Common Stock on any Calculation Date shall be the average closing sale price on the Nasdaq
     National Market of such a share during the 15 trading days ending on the third business day before the specified Redemption Date (the "Calculation Date"), and if such stock is not then traded on the Nasdaq National Market, then the average closing sale price during such period on the principal market on which such stock is traded, and if closing sale prices are not available, then the average of the closing bid and asked prices for such days. For purposes hereof, the Redemption Value for each share of Common Stock shall equal $2.00, subject to adjustment after the date (the "Closing Date") of the Indenture (the "Indenture") between Aegis Auto Finance, Inc. and Norwest Bank,
     N.A., as Trustee relating to $21,333,333 of 12% Exchangeable Subordinated Notes due 2004 of Aegis
     Auto Finance, Inc.  as follows:


          (1) In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation payable in shares of Common Stock, the Redemption Value in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be decreased by multiplying such Redemption Value by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

          (2) In case the Corporation shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section 3.1) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Redemption Value in effect at the opening of business on the day following the date fixed for such determination shall be decreased by multiplying such Redemption Value by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price per share and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

          (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Redemption Value in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be adjusted by multiplying the Redemption Value in effect immediately prior to the close of business on the date fixed for such subdivision or combination by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately following such subdivision or combination. For the purposes of this paragraph (3), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation. Such increase or reduction, as the case may be, is to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (4) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding
     (i) any rights, options or warrants referred to in paragraph (2) of this Section, (ii) any dividend or distribution paid exclusively in cash in an amount not exceeding cumulative net income of the Corporation and its subsidiaries from the Closing Date through the date of the Corporation's most recent quarterly financial statements, including any extraordinary or non-recurring income, gain or loss, net, in either case, of the applicable income tax effect of such non-recurring item,
     (iii) any dividend or distribution referred to in paragraph (1) of this Section and (iv) distributions, in connection with any merger, consolidation, conveyance, sale, transfer or lease of assets, or share exchange with respect to which Section 3.2 applies), the Redemption Value shall be decreased by multiplying the Redemption Value in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section 3.1) of the Common Stock on the date fixed for such determination (the "Reference Date") less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution duly adopted by the Board of Directors, a copy of which shall be certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification (a "Board Resolution")) on the Reference Date of the portion of the assets, shares or evidences of indebtedness so distributed as is applicable to one share of Common Stock and the denominator shall be the current market price per share of the Common Stock on the Reference Date, such adjustment to become effective immediately prior to the opening of business on the day following the Reference Date.

          (5) In case a tender offer or exchange offer made by the Corporation or any Subsidiary (as defined below) for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as defined below) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer by the Corporation or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this paragraph (5) has been made (the "combined tender and cash amount") is in excess of 10% of the product of the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 3.1) as of the last time (the "Expiration Time") tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended) multiplied by the number of shares of Common Stock outstanding (including any tendered or exchanged shares) as of the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Redemption Value shall be adjusted so that the same shall equal the price determined by multiplying the Redemption
     Value immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 3.1) on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less (B) the combined tender and cash amount, and (ii) the denominator of which shall be equal to the product of (A) the current market price per share of the Common Stock (determined as provided in paragraph
     (8) of this Section 3.1) as of the Expiration Time multiplied by
     (B) the number of shares of Common Stock outstanding
     (including any tendered or exchanged shares) as of the Expiration Time less the number of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time
     (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares"), provided, however, that if the foregoing fraction is greater than one, no adjustment shall be made, and further provided, that if such fraction is zero or less, the Redemption Value shall be adjusted to $.01. "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other
     Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of the definition of Subsidiary, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

          (6) In case the Corporation shall issue to an Affiliate (as defined below) shares of its Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section 3.1) on the date the Corporation issues such additional shares, the Redemption Value shall be reduced immediately thereafter so that it shall equal the price determined by multiplying such Redemption Value in effect immediately prior thereto by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current market price per share and the denominator shall be the number of shares of Common Stock that would be outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of this paragraph
     (6), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. This paragraph (6) shall not apply to Common Stock issued to any employee or director under bona fide employee benefits plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law.
     "Affiliate" of any specified Person (as defined in Section 3.2) means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          (7) The reclassification or recapitalization of Common Stock into securities other than Common Stock
     (other than a consolidation or merger to which Section 3.2 applies or a change in par value, or from par value to no par value, or from no par value to par value) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock as specified in paragraph (4) of this Section 3.1 (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section 3.1) and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common
     Stock outstanding immediately thereafter as specified in paragraph (3) of this Section 3.1 (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this
     Section 3.1).

          (8) For the purpose of any computation under paragraph (2), (4), (5) or (6) of this Section 3.1), the current market price per share of Common Stock on any date shall be calculated by the Corporation and be deemed to be the average of the daily closing prices per share of Common Stock on the Nasdaq National Market, and if such stock is not then traded on the Nasdaq National Market then the average closing price during such period on the principal market on which such stock is traded, and if such closing sale price is not available, then the average of the closing bid and asked prices for the five consecutive trading days selected by the Corporation commencing not more than 10 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "'ex' date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

          (9) No adjustment in the Redemption Value shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (9)) would require an increase or decrease of at least one percent in such price; provided, however, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     3.2.      Provision in Case of Merger or Similar Transaction.
     In case of any consolidation or merger of the Corporation with or into any other Person ("Person" means any individual, corporation, limited liability company, partnership, joint venture, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof), any merger of another Person with or into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or Class F Preferred Stock), any conveyance, sale, transfer or lease of all or substantially all of the assets of the Corporation or compulsory share exchange, the Person formed by such consolidation or resulting from such merger, which acquires such assets or which acquires the shares of the Corporation pursuant to such share exchange, as the case may be, shall, in the agreement relating to such transaction and in the charter documents of such entity, provide that the holders of shares of Class F Preferred Stock (i) shall be entitled, upon the effectiveness of such merger or consolidation, to redeem the Class F Preferred Stock for a consideration equal to the market value of the shares of stock or other securities or property which the holder of shares of Common Stock referenced in clause (i) of the definition of Redemption Price in
Section 3.1 would have been entitled to receive upon such merger or consolidation and (ii) shall have thereafter rights as nearly equivalent as possible to the rights set forth in this Section 3.

     3.3  Redemption at Option of Corporation.  The
Corporation may, subject to applicable law, at any time, in whole or in part, on a pro-rata basis among the holders of Class F Preferred Stock in proportion to the number of shares of Class F Preferred Stock held by them, redeem the shares of Class F Preferred Stock from each holder thereof (each date set for redemption being referred to herein as a "Redemption Date") at a price per share of Class F Preferred Stock payable in cash equivalent to (i) the Stated Value plus (ii) all accrued and unpaid dividends (whether or not declared or due) to the Redemption Date fixed for the redemption of such shares of Class F Preferred Stock (the "Redemption Price"). In the case of any redemption of Class F Preferred Stock for cash at the Corporation's option in accordance with this Section 3.3, the Corporation shall deliver on the Redemption Date to the holder of shares of Class F Preferred Stock being redeemed, along with the Redemption Price thereof, warrants, in form substantially similar to the Warrants (as defined in the Indenture) and including provisions substantially similar to the provisions of the Indenture applicable to the Warrants, including without limitation, a provision that the warrants shall expire on April 30, 2004, and including anti-dilution provisions substantially similar to the provisions set forth in Sections 3.1 and 3.2 hereof, having an aggregate exercise price equal to the aggregate Stated Value of the Class F Preferred Stock being redeemed to purchase that number of shares of Common Stock which would have been issued had such shares of Class F Preferred Stock been redeemed pursuant to clause (i) of Section 3.1. In the event the Corporation elects to redeem Class F Preferred Stock pursuant to this Section 3.3 at a time when it is not held by a Purchaser (as such term is defined in the Securities Purchase Agreement related to the issuance of the Class F Preferred Stock ) or an Affiliate of such Purchaser, the Corporation may elect to pay the Redemption Price in shares of Common Stock, calculated by reference to the current market price per share set forth in Section 3.1(8) hereof, having an aggregate market price equal to such Redemption Price, in which case no warrants shall be issued pursuant to the preceding sentence with respect to such redemption.

     3.4  Procedures Applicable to Redemptions.

          (a) Redemption Notice. At least (30) days but not more than sixty (60) days prior to a Redemption Date, written notice (a "Redemption Notice") shall be delivered to the Corporation by each holder seeking to cause the Corporation to redeem shares of Class F Preferred Stock on the Redemption Date or by the Corporation to each holder of Class F Preferred Stock the Corporation seeks to redeem on such Redemption Date (in each case, a "Redeeming
Holder").  The Redemption Notice shall state:

               (i)  the number of shares of Class F
                    Preferred Stock to be redeemed from
                    such Redeeming Holder;

               (ii) the Redemption Date and the
                    Redemption Price; and

               (iii)     in the case of a Redemption Notice
                         given by the Corporation, the manner
                         and place designated for the
                         Redeeming Holders to surrender to the
                         Corporation their certificates
                         representing the shares of Class F
                         Preferred Stock to be redeemed in
                         exchange for the Redemption Price.

          If a Redeeming Holder or Redeeming Holders deliver a Redemption Notice, the Corporation shall, within 15 days after the date thereof, deliver to the Redeeming Holders a notice (the "Election Notice") setting forth the information described in clause (iii) above and stating the Corporation's election to pay the Redemption Price in cash or shares of Common Stock, and, if in shares of Common Stock, a statement of the number of shares of Common Stock constituting the Redemption Price.

          (b) Deliveries of Stock Certificates. On or before the Redemption Date, each Redeeming Holder shall surrender to the Corporation the certificate or certificates representing the shares of Class F Preferred Stock to be redeemed, in the manner and the place designated in the Redemption Notice or the Election Notice, as the case may be, and thereupon the Redemption Price for those shares shall be payable on the Redemption Date to the order of the person whose name appears on that certificate or certificates, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares of Class F Preferred Stock represented by a certificate surrendered for redemption are redeemed as aforesaid, a new certificate or certificates shall be issued representing the unredeemed shares.

          (c)  Cessation of Dividend Accrual.  If on the
Redemption Date the Redemption Price is either paid or made available for payment through the deposit arrangement specified in clause (d) below, then notwithstanding that certificates evidencing any of the shares of Class F Preferred Stock so elected to be redeemed shall not have been surrendered, dividends on such shares shall cease to accrue after the Redemption Date and all rights with respect to the redeemed shares of Class F Preferred Stock shall forthwith after the Redemption Date terminate, except only the right of the Redeeming
Holders to receive the Redemption Price without interest upon surrender of their certificate or certificates representing the shares of Class F Preferred Stock that have been redeemed, subject to applicable law. If the Corporation shall default in the payment of the Redemption Price, then, with respect to all shares of Class F Preferred Stock for which the Redemption Price shall not have been paid, dividends shall continue to accrue on such redeemed shares of Class F Preferred Stock and all other rights shall remain in effect with respect to such shares until the Corporation shall pay the Redemption Price on such shares.

          (d) Deposit of Funds for Redemption. On or prior to the Redemption Date, the Corporation shall deposit in a segregated trust account with any bank or trust company having total assets at least equal to $100 million a sum equal to the aggregate Redemption
Price (either in cash or certificates representing shares of Common
Stock) of all shares of Class F Preferred Stock to be redeemed, with irrevocable instructions and authority to the bank or trust company to pay, or deliver on or after the Redemption Date or prior thereto, the Redemption Price to the respective holders upon the surrender of their share certificates. From and after the Redemption Date if such deposit shall have been made, the shares so put or called for redemption shall be redeemed and shall after such redemption be canceled and no longer be available for issuance as shares of Class F Preferred Stock by the Corporation but shall have the status of authorized but unissued shares of Preferred Stock of the Corporation without designation as to rights, preferences, limitations or series until such shares are once more designated as part of a particular series with particular rights, preferences or limitations by the Board of Directors of the Corporation. The deposit shall constitute full payment of the redeemed shares of Class F Preferred Stock to their holders, and from and after the Redemption Date the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect thereto except for the right to receive from the bank or trust company payment or delivery of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Any funds so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Corporation, after which time the holders of shares redeemed shall be entitled to receive payment of the Redemption Price only from the Corporation. No sinking fund shall be established in relation to the redemption of Class
F Preferred Stock.

     4.   Liquidation.   Upon any voluntary or involuntary
dissolution, liquidation, or winding up of the Corporation (a "Liquidation"), the holder of each share of Class F Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any distribution of assets shall be made to the holders of Common Stock of the Corporation or to the holders of other stock of the Corporation that ranks junior to such series of the Class F Preferred Stock in respect to distributions upon a Liquidation of the Corporation ("Junior Stock"), an amount equal to the Stated Value of such Class F Preferred Stock, plus an amount equal to all dividends accrued and unpaid on such share on the date fixed for distribution of assets of the Corporation to the holders of the Class F Preferred Stock. Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities or any other property, shall be considered a Liquidation. Written notice of any Liquidation shall be given to the holders of the Class F Preferred Stock not less than thirty days prior to any payment date stated therein.

     5.   Voting Rights.      The holders of the shares of
Class F Preferred Stock shall not be entitled to cast votes on any matter.

     6.   Holders, Notices.   The term "holder" or "holders"
wherever used herein with respect to a holder or holders of shares of Class F Preferred Stock shall mean the holder or holders of record of such shares as set forth on the stock transfer records of the Corporation. Whenever any notice is required to be given under this Certificate of Designation, such notice may be given personally or by mail. Any notice given to a holder of any share of Class F Preferred Stock shall be sufficient if given to the holder of record of such share at the last address set forth for such holder on the stock transfer records of the Corporation. Any notice given by mail shall be deemed to have been given when deposited in the United States mail with postage thereon prepaid. The Corporation shall send to the holders of the Class F Preferred Stock copies of any notices, statements, or other communications sent to the holders of the Common Stock and of the setting of a record date for the holders of the Common Stock for any purpose.

     IN WITNESS WHEREOF, The Aegis Consumer Funding
Group, Inc. has caused this Certificate of Designation, Preferences, and Rights of the Class F Redeemable Preferred Stock be executed by its duly authorized officers this 10th day of November, 1997.

                         THE AEGIS CONSUMER
FUNDING GROUP, INC.



                          By:

                                   William Henle

                                   Chief Operating Officer




Attest:

_________________________
Dina L. Penepent
Secretary